EXHIBIT 21
                                CENTURYTEL, INC.
                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF DECEMBER 31, 2004


                                                                 State of
Subsidiary                                                    incorporation
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Actel, LLC                                                    Delaware
Century Business Communications, LLC                          Louisiana
CenturyTel Arkansas Holdings, Inc.                            Arkansas
CenturyTel Fiber Company II, LLC                              Louisiana
CenturyTel Holdings, Inc.                                     Louisiana
CenturyTel Holdings Missouri, Inc.                            Missouri
CenturyTel Internet Services, LLC                             Louisiana
CenturyTel Investments, LLC                                   Louisiana
CenturyTel Investments of Texas, Inc.                         Delaware
CenturyTel Long Distance, Inc.                                Louisiana
CenturyTel Midwest - Michigan, Inc.                           Michigan
CenturyTel of Adamsville, Inc.                                Tennessee
CenturyTel of Alabama, LLC                                    Louisiana
CenturyTel of Arkansas, Inc.                                  Arkansas
CenturyTel of Central Arkansas, LLC                           Arkansas
CenturyTel of Central Indiana, Inc.                           Indiana
CenturyTel of Central Louisiana, LLC                          Louisiana
CenturyTel of Central Wisconsin, LLC                          Delaware
CenturyTel of Chatham, LLC                                    Louisiana
CenturyTel of Chester, Inc.                                   Iowa
CenturyTel of Claiborne, Inc.                                 Tennessee
CenturyTel of Colorado, Inc.                                  Colorado
CenturyTel of Cowiche, Inc.                                   Washington
CenturyTel of Eagle, Inc.                                     Colorado
CenturyTel of East Louisiana, LLC                             Louisiana
CenturyTel of Eastern Oregon, Inc.                            Oregon
CenturyTel of Evangeline, LLC                                 Louisiana
CenturyTel of Fairwater-Brandon-Alto, LLC                     Delaware
CenturyTel of Forestville, LLC                                Delaware
CenturyTel of Idaho, Inc.                                     Delaware
CenturyTel of Inter Island, Inc.                              Washington
CenturyTel of Lake Dallas, Inc.                               Texas
CenturyTel of Larsen-Readfield, LLC                           Delaware
CenturyTel of Michigan, Inc.                                  Michigan
CenturyTel of Minnesota, Inc.                                 Minnesota
CenturyTel of Missouri, LLC                                   Louisiana
CenturyTel of Monroe County, LLC                              Wisconsin
CenturyTel of Montana, Inc.                                   Oregon
CenturyTel of Mountain Home, Inc.                             Arkansas
CenturyTel of North Louisiana, LLC                            Louisiana
CenturyTel of North Mississippi, Inc.                         Mississippi
CenturyTel of Northern Michigan, Inc.                         Michigan
CenturyTel of Northern Wisconsin, LLC                         Delaware
CenturyTel of Northwest Arkansas, LLC                         Delaware
CenturyTel of Northwest Louisiana, Inc.                       Louisiana
CenturyTel of Northwest Wisconsin, LLC                        Delaware
CenturyTel of Odon, Inc.                                      Indiana
CenturyTel of Ohio, Inc.                                      Ohio
CenturyTel of Ooltewah-Collegedale, Inc.                      Tennessee
CenturyTel of Oregon, Inc.                                    Oregon
CenturyTel of Port Aransas, Inc.                              Texas
CenturyTel of Postville, Inc.                                 Iowa
CenturyTel of Redfield, Inc.                                  Arkansas
CenturyTel of Ringgold, LLC                                   Louisiana
CenturyTel of San Marcos, Inc.                                Texas
CenturyTel of South Arkansas, Inc.                            Arkansas
CenturyTel of Southeast Louisiana, LLC                        Louisiana
CenturyTel of Southern Wisconsin, LLC                         Louisiana
CenturyTel of Southwest Louisiana, LLC                        Louisiana
CenturyTel of the Gem State, Inc.                             Idaho
CenturyTel of the Midwest-Kendall, LLC                        Delaware
CenturyTel of the Midwest-Wisconsin, LLC                      Delaware
CenturyTel of the Northwest, Inc.                             Washington
CenturyTel of the Southwest, Inc.                             New Mexico
CenturyTel of Upper Michigan, Inc.                            Michigan
CenturyTel of Washington, Inc.                                Washington
CenturyTel of Wisconsin, LLC                                  Louisiana
CenturyTel of Wyoming, Inc.                                   Wyoming
CenturyTel Security Systems Holding Company, LLC              Louisiana
CenturyTel Service Group, LLC                                 Louisiana
CenturyTel Solutions, LLC                                     Louisiana
CenturyTel Supply Group, Inc.                                 Louisiana
CenturyTel Web Solutions, LLC                                 Louisiana
CenturyTel/Tele-Max, Inc.                                     Texas
CenturyTel TeleVideo, Inc.                                    Louisiana
CenturyTel/Teleview of Wisconsin, Inc.                        Wisconsin
Spectra Communications Group, LLC                             Delaware
Telephone USA of Wisconsin, LLC                               Delaware

     Certain of the Company's smaller subsidiaries have been intentionally omitted from this exhibit pursuant to rules and regulations of the Securities and Exchange Commission.